Inuvo Announces Revenue Increase of 83% Year-Over-Year for the Third Quarter Ending September 30, 2021

LITTLE ROCK, AR., November 11, 2021 (GLOBE NEWSWIRE) -- Inuvo, Inc. (NYSE American: INUV), a leading provider of marketing technology, powered by artificial intelligence (AI) that serves brands and agencies, today announced its financial results for the third quarter and nine-month periods ending September 30, 2021.

Richard Howe, CEO of Inuvo, stated, “Revenue for the third quarter grew 83% year-over-year and 33% sequentially driven by significant growth in both platforms. We signed in excess of $10 million worth of IntentKey orders within the quarter that we expect to deliver over a nine-month period beginning in the fourth quarter and as we had been messaging throughout the year, we achieved a positive Adjusted EBITDA in September. We expect to continue growing throughout the last quarter of 2021.”

Financial Results for the Third Quarter and Nine Month Periods Ended September 30, 2021:
Inuvo experienced higher year-over-year revenue for the three and nine months ended September 30, 2021 as compared to the same periods in 2020. Net revenue for the third quarter and first nine months ended September 30, 2021 totaled $16.8 million and $40.1 million, respectively, an increase of 82.8% and 26.3% as compared to $9.2 million and $31.7 million for the same period the prior year.

Revenue from both platforms, ValidClick and IntentKey exceeded the prior year. IntentKey revenue for the three months ended September 30, 2021 exceeded the prior year quarter by 71%. ValidClick revenue exceeded the revenue in the third quarter of last year by 88%.

Revenue increased sequentially 33% for the third quarter of 2021 as compared to the second quarter of 2021. IntentKey revenue increased 75% sequentially.

Cost of revenue for the third quarter and first nine months ended September 30, 2021, totaled $3.8 million and $7.5 million as compared to $1.6 million and $6.2 million during the same periods the year prior. The increase in the cost of revenue for the three and nine months ended September 30, 2021 as compared to the same quarter in 2020 was related to the growth within both platforms.

Gross profit for the third quarter and first nine months ended September 30, 2021, totaled $13.1 million and $32.6 million as compared to $7.6 million and $25.6 million during the same periods the year prior. Gross profit margin for the third quarter of 2021 was 77.7% as compared to 82.1% for the same period the year prior. Gross profit margin for the first nine months ending September 30, 2021 was 81.4% as compared to 80.6% for the same period the year prior.

The net loss for the third quarter of 2021 totaled $1.8 million or $0.02 per basic and diluted share as compared to the net loss of $2.4 million or $0.03 per basic and diluted share for the same period the year prior. The net loss for the first nine months period of 2021 totaled $6.4 million or $0.05 per basic and diluted share as compared to the net loss of $6.6 million or $0.09 per basic and diluted share for the same period the year prior.

Non-cash based expenses totaled roughly $1.5 million and $4.2 million for the three and nine month periods respectively.

Adjusted EBITDA was a loss of $338 thousand in the third quarter of 2021. Adjusted EBITDA was positive in the month of September.

Liquidity and Capital Resources:
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On September 30, 2021, Inuvo had $14.6 million in cash, cash equivalents and marketable securities, $13.0 million of working capital, an unused working capital facility of $5 million and no debt.

As of November 11, 2021, Inuvo had 118,747,447 common shares issued and outstanding.

Conference Call Details:
Date: Thursday, November 11, 2021
Time: 4:15 p.m. Eastern Time
Toll-free Dial-in Number: 1-866-548-4713
International Dial-in Number: 1-323-794-2093
Conference ID: 2532390
Participant Link: https://viavid.webcasts.com/starthere.jsp?ei=1506822&tp_key=604c48f45d

A telephone replay will be available through Thursday, November 25, 2021. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, please enter the code 2532390 followed by the # sign. You will then be prompted for your name, company, and phone number. Playback will then automatically begin.

About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in Artificial Intelligence built for advertising. Its IntentKey AI solution is a first-of-its-kind proprietary and patented technology capable of identifying and actioning to the reasons why consumers are interested in products, services, or brands, not who those consumers are. To learn more, visit www.inuvo.com.

Safe Harbor / Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed on February 11, 2021, our Quarterly Reports on Form 10-Q, and our other filings with the SEC.  Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information that appears on our websites and our social media platforms is not part of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Relations:
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KCSA Strategic Communications
Valter Pinto, Managing Director
Tel (212) 896-1254
Valter@KCSA.com

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INUVO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2021	2020	2021	2020
Net revenue	$ 16,841,035	$ 9,214,350	$40,094,427	$31,737,520
Cost of revenue	3,757,938	1,645,392	7,466,017	6,154,921
Gross profit	13,083,097	7,568,958	32,628,410	25,582,599
Operating expenses
Marketing costs	10,163,006	5,668,707	25,681,930	19,148,925
Compensation	2,840,149	2,462,693	8,458,233	6,925,239
Selling, general and administrative	1,824,869	1,870,258	5,226,737	5,710,221
Total operating expenses	14,828,024	10,001,658	39,366,900	31,784,385
Operating loss	(1,744,927)	(2,432,700)	(6,738,490)	(6,201,786)
Interest expense, net	(6,261)	(26,143)	(36,641)	(251,335)
Other income (expense) , net	(79,080)	53,763	415,468	(136,483)
Net loss before taxes	(1,830,268)	(2,405,080)	(6,359,663)	(6,589,604)

Net loss	$ (1,830,268)	$ (2,405,080)	$(6,359,663)	$(6,589,604)
Earnings per share, basic and diluted
Net loss income	(0.02)	(0.03)	(0.05)	(0.09)

Weighted average shares outstanding
Basic	116,645,509	92,110,881	117,230,419	70,652,630
Diluted	116,645,509	92,110,881	117,230,419	70,652,630

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INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30	December 31,

	2021	2020
Assets

Cash and cash equivalent	$ 11,702,464	$ 7,890,665
Marketable securities	2,925,785	-
Accounts receivable, net	8,920,881	6,227,610
Prepaid expenses and other current assets	496,250	413,435
Total current assets	24,045,380	14,531,710

Property and equipment, net	1,422,422	1,187,061
Intangible assets, net	7,186,961	8,586,089
Goodwill	9,853,342	9,853,342
Other assets	2,529,530	1,023,369
Total other assets	19,569,833	19,462,800
Total assets	$ 45,037,635	$ 35,181,571

Liabilities and Stockholders’ Equity

Accounts payable	$ 4,680,629	$ 4,048,260
Accrued expenses and other current liabilities	6,344,304	4,680,912
Total current liabilities	11,024,933	8,729,172

Deferred tax liability	107,000	107,000
Other long-term liabilities	536,640	1,056,285
Total long-term liabilities	643,640	1,163,285

Total stockholders' equity	33,369,062	25,289,114
Total liabilities and stockholders' equity	$ 45,037,635	$ 35,181,571

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RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2021	2020	2021	2020
Net loss	$(1,830,268)	$(2,405,080)	$(6,359,663)	$(6,589,604)
Interest expense, net	6,261	26,143	36,641	251,335
Depreciation	325,112	335,769	944,746	1,053,802
Amortization	547,117	541,630	1,636,551	1,690,228
EBITDA	(951,778)	(1,501,538)	(3,741,725)	(3,593,239)
Stock-based compensation	613,544	258,430	1,566,016	660,615
Non-recurring items:
Adjustment to derivative liability accounts	-	-	-	168,364

Adjusted EBITDA	$(338,234)	$(1,243,108)	$(2,175,709)	$(2,764,260)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
We present EBITDA and Adjusted EBITDA as a supplemental measure of our performance. We defined EBITDA as net loss plus (i) interest expense, net, (ii) depreciation, and (iii) amortization. We further define Adjusted EBITDA as EBITDA plus (iv) stock-based compensation and (v) certain identified expenses that are not expected to recur or be representative of future ongoing operation of the business. These adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items

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